EXHIBIT 23.2



CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in this Registration Statement of Hart Industries, Inc. on Form S-8 of our report dated June 23, 2000, appearing in the Annual Report on Form 10-KSB of Yes Clothing Company, Inc. for the year ended March 31, 2000.


/s/ McKennon, Wilson & Morgan LLP
McKennon, Wilson & Morgan LLP
Irvine, California
May 4, 2001